EX. 13(b)(i)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer, of Rydex Dynamic Funds (the “Registrant”) each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 7, 2021
/s/ Brian E. Binder
Brian E. Binder President and Chief Executive Officer

Dated:	June 7, 2021
/s/ John L. Sullivan
John L. Sullivan Chief Financial Officer, Chief Accounting Officer and Treasurer